Exhibit 99.1

LifePoint Hospitals Reports Third Quarter 2009 Results

Company Reports Diluted Earnings Per Share from Continuing Operations of $0.59

Company Confirms Full Year EPS Guidance of $2.35 to $2.55

BRENTWOOD, Tenn.--(BUSINESS WIRE)--November 6, 2009--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the third quarter and nine months ended September 30, 2009.

For the third quarter ended September 30, 2009, revenues from continuing operations were $745.0 million, up 10.4% from $675.1 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. for the third quarter ended September 30, 2009, increased 12.4% to $32.1 million, or $0.59 per diluted share, compared with income from continuing operations attributable to LifePoint Hospitals, Inc. of $28.6 million, or $0.54 per diluted share, for the same period last year. Net income attributable to LifePoint Hospitals, Inc. for the third quarter ended September 30, 2009, was $31.4 million, or $0.58 per diluted share, compared with $8.5 million, or $0.16 per diluted share, for the same period last year.

For the first nine months of 2009, revenues from continuing operations were $2,215.8 million, up 9.4% from $2,025.9 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. for the first nine months of 2009 increased 4.5% to $100.6 million, or $1.88 per diluted share, compared with $96.3 million, or $1.80 per diluted share, for the same period of 2008. Net income attributable to LifePoint Hospitals, Inc. for the nine months ended September 30, 2009, was $96.1 million, or $1.80 per diluted share, compared with $75.0 million, or $1.40 per diluted share, for the same period a year ago.

In commenting on the results, William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, said, “We are encouraged by the trends we saw in our results for the quarter. In particular, we saw improvement in revenue, EBITDA and EPS. We have also seen improvement in our core measures and other quality indicators. Our operating initiatives, including our enhanced physician recruitment efforts, are gaining traction, and we expect they will continue to drive improved performance.

“Although we are not satisfied with our inpatient admissions, we achieved sequential improvement in admissions, as well as in adjusted admissions this quarter. Admissions growth remains a priority, and it is important to us and our hospitals that more patients receive quality care close to home. In that regard, by being the first to bring state-of-the-art technology to our communities, our hospitals have made it easier for patients to choose our facilities more often over those in distant communities. In addition, the focus of our hospitals on Emergency Department processes, including those intended to improve the patient experience, should strengthen and improve performance.”

The Company confirmed its full year 2009 guidance for revenue in a range of $2.9 billion to $3.0 billion, Adjusted EBITDA in a range of $450.0 million to $470.0 million and diluted earnings per share in a range of $2.35 to $2.55.

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ third quarter 2009 conference call will be available on line at www.lifepointhospitals.com and www.earnings.com today, Friday, November 6, 2009, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities in 17 states. Of the Company’s 47 hospitals, 44 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals’ non-urban operating strategy offers continued operational improvement by focusing on five guiding principles: delivering compassionate, high quality patient care; supporting physicians; creating an outstanding environment for employees; providing unmatched community value; and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 21,000 employees. More information about LifePoint Hospitals can be found on its website, www.lifepointhospitals.com.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including, without limitation: (i) efforts by government and commercial third-party payors to reduce healthcare spending or change the manner in which payments are made; (ii) fundamental and systematic healthcare reform; (iii) increases in co-pays and deductibles, the cost of providing care to uninsured or under-insured persons who are not able to pay, continuing increases in accounts receivable from uninsured and “patient-due” accounts, and whether our reserves for “bad debt” are adequate; (iv) the rising number of unemployed, uninsured or under-insured individuals in the United States; (v) reduced funding for (or payments from) the Medicaid or Medicare programs, state budget deficits, the implementation of cost limits placed on hospitals by the government, or a reduction of Medicaid payments to us resulting from a successful challenge to one or more state Medicaid programs; (vi) the dependence of many of our hospitals on a small number of local employers and the impact of company failures or plant or facility closings; (vii) the increasing relationship of clinical quality to reimbursement rates; (viii) lower rates of hospital admissions and adjusted admissions;(ix) rising operating costs including in hospital supplies and medical technology, in the cost and effectiveness of our compliance program, and in the legal and other costs associated with compliance with increasingly complex laws, rules and regulations; (x) the availability, cost and terms of contractual labor and healthcare service providers including nurses and certain physicians such as anesthesiologists, radiologists and emergency room physicians; (xi) the ability to recruit and retain independent and employed physicians, other healthcare service providers and effective management personnel, and the dependence of many of our hospitals on a small number of admitting physicians; (xii) adverse changes in or requirements of state and federal laws, regulations, policies and procedures applicable to the Company; (xiii) increased scrutiny from governmental regulators, enforcement agencies and accreditation agencies; (xiv) whether we are successfully able to execute our business strategies including those to grow patient volumes and revenues; (xv) changes in the Company’s operating or expansion strategies and, if made, our ability to execute such changed strategies successfully; (xvi) the highly competitive nature of the healthcare business, including competition from outpatient facilities, physicians on the medical staffs of our hospitals, physician offices and facilities in larger towns and cities; (xvii) restrictions (including required governmental approvals) on our ability to make acquisitions or divestitures, and to enter into joint ventures, on favorable terms and conditions; (xviii) our ability to successfully integrate and operate newly-acquired and de novo facilities; (xix) the increasing pressure to allow physicians to own a portion of our hospitals, and our ability to effectively manage hospitals with physician partners; (xx) the geographic concentration of LifePoint’s operations and general economic and other conditions in the Company’s markets; (xxi) the availability and terms of capital; (xxii) the amount and terms of the Company’s indebtedness, changes in interest rates, our credit ratings, or the of our indebtedness or our liquidity; (xxiii) changes in, or interpretations of, generally accepted accounting principles or practices; (xxiv) volatility in the market value of LifePoint’s common stock; (xxv) the ability to manage successfully risks, including those that could result in losses to us because we are significantly self-insured; (xxvi) the availability, cost and terms of insurance coverage; (xxvii) possible adverse outcomes of pending litigation (including self-insured litigation), and the risks associated with credentialing decisions; (xxviii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblower investigations and recovery audit contractors; (xxix) our reliance on information technology systems maintained by HCA-Information Technology & Services, Inc. and the cost and other difficulties associated with converting facilities from one information system to another; (xxx) the costs of complying with the Americans with Disabilities Act and related litigation; and (xxxi) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2009		2008		2009		2008
			(As Adjusted)				(As Adjusted)
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$745.0	100.0%	$675.1	100.0%	$2,215.8	100.0%	$2,025.9	100.0%

Salaries and benefits	295.8	39.7	265.6	39.3	875.0	39.5	797.5	39.4
Supplies	102.3	13.7	93.0	13.8	304.2	13.7	279.3	13.8
Other operating expenses	134.4	18.0	128.3	19.0	405.7	18.3	372.2	18.3
Provision for doubtful accounts	98.7	13.3	78.9	11.7	281.1	12.7	234.7	11.6
Depreciation and amortization	35.1	4.8	32.2	4.8	106.1	4.8	97.8	4.8
Interest expense, net	25.5	3.4	27.0	4.0	77.2	3.5	80.7	4.0
Impairment charge	–	–	0.9	0.1	–	–	1.2	0.1
	691.8	92.9	625.9	92.7	2,049.3	92.5	1,863.4	92.0

Income from continuing operations before income taxes	53.2	7.1	49.2	7.3	166.5	7.5	162.5	8.0
Provision for income taxes	20.5	2.7	20.1	3.0	64.2	2.9	64.6	3.2
Income from continuing operations	32.7	4.4	29.1	4.3	102.3	4.6	97.9	4.8

Discontinued operations, net of income taxes:
Loss from discontinued operations	(0.7)	(0.1)	(3.3)	(0.5)	(3.9)	(0.2)	(6.5)	(0.3)
Impairment charge	–	–	(16.8)	(2.5)	–	–	(14.5)	(0.7)
Loss on sale of hospital	–	–	–	–	(0.6)	–	(0.3)	–
Loss from discontinued operations	(0.7)	(0.1)	(20.1)	(3.0)	(4.5)	(0.2)	(21.3)	(1.0)
Net income	32.0	4.3	9.0	1.3	97.8	4.4	76.6	3.8
Less: Net income attributable to noncontrolling interests	(0.6)	(0.1)	(0.5)	–	(1.7)	(0.1)	(1.6)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$31.4	4.2%	$8.5	1.3%	$96.1	4.3%	$75.0	3.7%

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.60		$0.55		$1.91		$1.82
Discontinued operations	(0.01)		(0.39)		(0.08)		(0.40)
Net income	$0.59		$0.16		$1.83		$1.42

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.59		$0.54		$1.88		$1.80
Discontinued operations	(0.01)		(0.38)		(0.08)		(0.40)
Net income	$0.58		$0.16		$1.80		$1.40

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$32.1		$28.6		$100.6		$96.3
Loss from discontinued operations, net of income taxes	(0.7)		(20.1)		(4.5)		(21.3)
Net income	$31.4		$8.5		$96.1		$75.0

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION Dollars and shares in millions, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(As Adjusted)		(As Adjusted)
Income from continuing operations	$32.7	$29.1	$102.3	$97.9
Less: Net income attributable to noncontrolling interests	(0.6)	(0.5)	(1.7)	(1.6)
Income from continuing operations attributable to LifePoint Hospitals, Inc.	32.1	28.6	100.6	96.3
Loss from discontinued operations, net of income taxes	(0.7)	(20.1)	(4.5)	(21.3)
Net income attributable to LifePoint Hospitals, Inc.	$31.4	$8.5	$96.1	$75.0

Basic weighted average number of shares outstanding	53.0	51.7	52.7	52.7
Other share equivalents	0.9	1.1	0.8	1.0
Diluted weighted average number of shares outstanding and equivalents	53.9	52.8	53.5	53.7

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.60	$0.55	$1.91	$1.82
Discontinued operations	(0.01)	(0.39)	(0.08)	(0.40)
Net income	$0.59	$0.16	$1.83	$1.42

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.59	$0.54	$1.88	$1.80
Discontinued operations	(0.01)	(0.38)	(0.08)	(0.40)
Net income	$0.58	$0.16	$1.80	$1.40

LIFEPOINT HOSPITALS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	Sept. 30, 2009	Dec. 31, 2008 (A)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 119.5	$ 75.7
Accounts receivable, less allowances for doubtful accounts of $428.5 and $374.4 at September 30, 2009 and December 31, 2008, respectively	332.3	315.9
Inventories	72.5	69.6
Assets held for sale	–	21.6
Prepaid expenses	14.0	12.0
Income taxes receivable	2.6	19.9
Deferred tax assets	124.0	103.4
Other current assets	20.3	19.2
	685.2	637.3

Property and equipment:
Land	74.9	71.1
Buildings and improvements	1,355.4	1,257.2
Equipment	811.6	737.9
Construction in progress	34.6	39.7
	2,276.5	2,105.9
Accumulated depreciation	(786.4)	(689.9)
	1,490.1	1,416.0

Deferred loan costs, net	25.5	31.3
Intangible assets, net	71.3	68.8
Other	5.4	10.4
Goodwill	1,524.2	1,516.5
Total assets	$ 3,801.7	$ 3,680.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$ 72.1	$ 92.3
Accrued salaries	76.6	73.2
Other current liabilities	111.9	94.5
Current maturities of long-term debt	1.1	1.1
	261.7	261.1

Long-term debt	1,393.6	1,392.1
Deferred income tax liabilities	150.4	153.2
Reserves for self-insurance claims and other liabilities	139.4	146.2
Long-term income tax liability	60.3	59.4
Total liabilities	2,005.4	2,012.0

Redeemable noncontrolling interests	12.0	12.8

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,241.5	1,212.6
Accumulated other comprehensive loss	(21.7)	(28.3)
Retained earnings	710.5	614.4
Common stock in treasury, at cost	(150.3)	(147.3)
Total LifePoint Hospitals, Inc. stockholders’ equity	1,780.6	1,652.0
Noncontrolling interests	3.7	3.5
Total equity	1,784.3	1,655.5
Total liabilities and equity	$ 3,801.7	$ 3,680.3

(A) Derived from audited consolidated financial statements, as adjusted.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS In millions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(As Adjusted)		(As Adjusted)
Cash flows from operating activities:
Net income	$32.0	$9.0	$97.8	$76.6
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	0.7	20.1	4.5	21.3
Stock-based compensation	5.9	5.5	16.5	17.6
ESOP expense (non-cash portion)	–	2.2	–	6.1
Depreciation and amortization	35.1	32.2	106.1	97.8
Amortization of physician minimum revenue guarantees	3.5	2.6	9.7	6.8
Amortization of convertible debt discounts	5.3	5.0	15.6	14.6
Amortization of deferred loan costs	2.1	1.8	5.8	5.5
Deferred income tax benefit	(14.2)	(13.0)	(24.9)	(6.9)
Reserves for self-insurance claims, net of payments	0.7	(0.2)	11.8	7.9
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	5.3	(9.5)	(10.1)	(12.3)
Inventories and other current assets	(0.5)	(6.3)	(3.4)	(1.8)
Accounts payable and accrued expenses	(13.4)	10.3	(19.1)	6.4
Income taxes payable/receivable	6.3	21.5	17.3	17.5
Other	1.5	0.9	1.7	3.2
Net cash provided by operating activities – continuing operations	70.3	82.1	229.3	260.3
Net cash provided by (used in) operating activities – discontinued operations	3.9	(6.1)	1.0	(11.2)
Net cash provided by operating activities	74.2	76.0	230.3	249.1

Cash flows from investing activities:
Purchase of property and equipment	(33.7)	(37.5)	(118.8)	(111.5)
Acquisitions, net of cash acquired	–	(1.3)	(79.7)	(10.6)
Other	–	(4.9)	3.9	(4.9)
Net cash used in investing activities – continuing operations	(33.7)	(43.7)	(194.6)	(127.0)
Net cash provided by (used in) investing activities – discontinued operations	9.1	–	19.5	(5.0)
Net cash used in investing activities	(24.6)	(43.7)	(175.1)	(132.0)

Cash flows from financing activities:
Proceeds from borrowings	–	–	–	10.4
Payments on borrowings	–	(10.0)	(13.5)	(10.0)
Repurchases of common stock	(0.4)	(0.1)	(3.0)	(118.2)
Proceeds from exercise of stock options	0.3	3.3	9.9	3.4
Proceeds from employee stock purchase plans	0.6	0.5	1.0	0.8
Distributions to noncontrolling interests, net of proceeds	(0.7)	(1.4)	(1.4)	(2.4)
Proceeds from (purchase of) redeemable noncontrolling interests	–	2.2	(0.8)	2.2
Capital lease payments and other	(1.9)	0.1	(3.6)	(4.9)
Net cash used in financing activities	(2.1)	(5.4)	(11.4)	(118.7)

Change in cash and cash equivalents	47.5	26.9	43.8	(1.6)
Cash and cash equivalents at beginning of period	72.0	24.6	75.7	53.1
Cash and cash equivalents at end of period	$119.5	$51.5	$119.5	$51.5

Supplemental disclosure of cash flow information:
Interest payments	$15.7	$17.5	$54.4	$58.6
Capitalized interest	$0.2	$0.3	$0.8	$0.6
Income taxes paid, net	$24.9	$13.3	$68.5	$55.0

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	% Change	2009	2008	% Change
Continuing Operations: (1)
Number of hospitals at end of period	47	46	2.2%	47	46	2.2%
Admissions	46,354	45,980	0.8	141,587	143,039	(1.0)
Equivalent admissions (2)	99,693	93,885	6.2	295,492	284,218	4.0
Revenues per equivalent admission	$7,474	$7,191	3.9	$7,499	$7,128	5.2
Outpatient factor (2)	2.15	2.04	5.4	2.09	1.99	5.0
Emergency room visits	242,878	219,852	10.5	703,122	663,703	5.9
Inpatient surgeries	14,036	13,997	0.3	41,245	41,463	(0.5)
Outpatient surgeries	38,406	36,926	4.0	113,697	108,982	4.3
Average length of stay	4.2	4.2	–	4.3	4.3	–
Medicare case mix index	1.29	1.26	2.4	1.28	1.27	0.8

Same-Hospital: (3)
Number of hospitals at end of period	46	46	–%	46	46	–%
Admissions	44,278	45,980	(3.7)	135,814	143,039	(5.1)
Equivalent admissions (2)	95,376	93,885	1.6	284,123	284,218	–
Revenues per equivalent admission	$7,486	$7,191	4.1	$7,500	$7,128	5.2
Outpatient factor (2)	2.15	2.04	5.4	2.09	1.99	5.0
Emergency room visits	231,848	219,852	5.5	674,720	663,703	1.7
Inpatient surgeries	13,368	13,997	(4.5)	39,450	41,463	(4.9)
Outpatient surgeries	36,704	36,926	(0.6)	108,677	108,982	(0.3)
Average length of stay	4.2	4.2	–	4.3	4.3	–
Medicare case mix index	1.30	1.26	3.2	1.29	1.27	1.6

(1) Continuing operations information includes the results of our same-hospital operations, Rockdale Medical Center and our corporate office and excludes the results of our operations of hospitals that have been disposed of.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volume) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes the results of the Company’s corporate office and the same 46 hospitals operated during the three and nine month periods ended September 30, 2009 and 2008, and excludes the results of the Company’s February 1, 2009, acquisition of Rockdale Medical Center and the hospitals that have been disposed of.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; impairment charge; provision for income taxes; loss from discontinued operations and net income attributable to noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2009		2008		2009		2008
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$745.0	100.0%	$675.1	100.0%	$2,215.8	100.0%	$2,025.9	100.0%

Salaries and benefits	295.8	39.7	265.6	39.3	875.0	39.5	797.5	39.4
Supplies	102.3	13.7	93.0	13.8	304.2	13.7	279.3	13.8
Other operating expenses	134.4	18.0	128.3	19.0	405.7	18.3	372.2	18.3
Provision for doubtful accounts	98.7	13.3	78.9	11.7	281.1	12.7	234.7	11.6
	631.2	84.7	565.8	83.8	1,866.0	84.2	1,683.7	83.1
Adjusted EBITDA	$113.8	15.3%	$109.3	16.2%	$349.8	15.8%	$342.2	16.9%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Adjusted EBITDA	$113.8	$109.3	$349.8	$342.2
Less:
Depreciation and amortization	35.1	32.2	106.1	97.8
Interest expense, net	25.5	27.0	77.2	80.7
Impairment charge	–	0.9	–	1.2
Provision for income taxes	20.5	20.1	64.2	64.6
Loss from discontinued operations	0.7	20.1	4.5	21.3
Net income attributable to noncontrolling interests	0.6	0.5	1.7	1.6
Net income attributable to LifePoint Hospitals, Inc.	$31.4	$8.5	$96.1	$75.0

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman, 615-372-8501
Executive Vice President and Chief Financial Officer